SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2004

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-4471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Long Ridge Road

P. O. Box 1600

Stamford, Connecticut 06904-1600

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

A.	Xerox Capital Trust II 7 1/2% Convertible Trust Preferred Securities to be Redeemed

On November 4, 2004 Registrant announced that all issued and outstanding Xerox Capital Trust II 7 1/2% Convertible Trust Preferred Securities due 2021 (the “Notes”) would be redeemed on December 6, 2004. Attached as Exhibit A to this Report is a copy of Registrant’s press release dated November 4, 2004 regarding redemption of the Notes.

B.	Xerox CEO to Initiate Planned Trading Plan

On November 5, 2004 Registrant announced that its Chairman and CEO Anne M. Mulcahy has entered into a pre-arranged plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 to sell a small portion of her holdings in Xerox Corporation. Attached as Exhibit B to this Report is a copy of Registrant’s press release dated November 5, 2004 regarding the pre-arranged plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

By:	/s/ Leslie F. Varon
	By:	Leslie F. Varon
Vice President and Secretary
Date:	November 5, 2004

EXHIBIT INDEX

Exhibit	Description
A	Registrant’s press release dated November 4, 2004

B	Registrant’s press release dated November 5, 2004